Exhibit 3.(i)1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SiRF TECHNOLOGY HOLDINGS, INC.

SiRF Technology Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the corporation is SiRF Technology Holdings, Inc.

SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on June 13, 2001 under the original name of the Corporation, SiRF Holdings, Inc.

THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

FOURTH: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the Corporation is SiRF Technology Holdings, Inc.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 30 Old Rudnick Lane, Suite 100, in the City of Dover, County of Kent. The name of its registered agent at such address is Lexis Document Services, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A. The Corporation is authorized to issue two classes of shares to be designated respectively preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 90,000,000. The total number of shares of Preferred Stock the Corporation is authorized to issue is 35,000,000. The total number of shares of Common Stock the Corporation shall have authority to issue is 55,000,000. Both the Preferred Stock and the Common Stock shall have a par value of $.0001 per share.

B. 2,666,666 shares of the Preferred Stock are designated “Series A Preferred Stock.” 5,000,000 shares of the Preferred Stock are designated “Series B Preferred Stock.” 2,017,500 shares of the Preferred Stock are designated “Series C Preferred Stock.” 1,852,851 shares of the Preferred Stock are designated “Series D Preferred Stock.” 4,197,983 shares of the Preferred Stock are designated “Series E Preferred Stock.” 3,318,837 shares of the Preferred Stock are designated “Series F Preferred Stock.” 7,700,000 shares of Preferred Stock are designated “Series G Preferred Stock.” 5,704,782 shares of Preferred Stock are designated “Series H Preferred Stock.” The remaining shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are as follows:

1. Dividends.

(a) The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to receive dividends at the rate of $0.03, $0.08, $0.40, $0.60, $.615, $1.00, $1.00 and $0.65 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, respectively, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.03, $0.08, $0.40, $0.60, $0.615, $1.00, $1.00 and $0.65 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) shall have been paid or declared and set apart upon all shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, respectively, during that fiscal year.

(c) Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to dividends as to the respective rates fixed for such series, and no dividends shall be declared or paid or set apart for payment on any series of Preferred Stock unless at the same time a dividend, bearing the same proportion to the applicable dividend rate, shall also be declared or paid or set apart for payment, as the case may be, on each other series of Preferred Stock then outstanding.

(d) In the event of a conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock pursuant to Section 3, any accrued and unpaid dividends shall be paid at the election of the holder in cash or Common Stock at its then fair market value, as determined by the Board of Directors.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or other junior equity security by reason of their ownership thereof, an amount per share equal to the sum of: (i) $0.225 for each outstanding share of Series A Preferred Stock (the “Original Series A Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); (ii) $0.80 for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); (iii) $4.00 for each outstanding share of Series C Preferred Stock (the “Original Series C Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); (iv) $6.00 for each outstanding share of Series D Preferred Stock (the “Original Series D Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); (v) $6.15 for each outstanding share of Series E Preferred Stock (the “Original Series E Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); (vi) $10.00 for each outstanding share of Series F Preferred Stock (the “Original Series F Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); (vii) $10.00 for each outstanding share of Series G Preferred Stock (the “Original Series G Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); (viii) $6.50 for each outstanding share of Series H Preferred Stock (the “Original Series H Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares); and (ix) an amount equal to all declared but unpaid dividends on each such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among each holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock in an amount equal to the product of

(a) the total assets and funds legally available for distribution and (b) a fraction the numerator of which is equal to the product of (i) the liquidation preference of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock held by such holder and (ii) the corresponding number of shares of each series of Preferred Stock owned by such holder, and the denominator of which is equal to the sum of (i) the product of the liquidation preference of the Series A Preferred Stock and the number of shares of Series A Preferred Stock outstanding on such date, (ii) the product of the liquidation preference of the Series B Preferred Stock and the number of shares of Series B Preferred Stock outstanding on such date, (iii) the product of the liquidation preference of the Series C Preferred Stock and the number of shares of Series C Preferred Stock outstanding on such date, (iv) the product of the liquidation preference of the Series D Preferred Stock and the number of shares of Series D Preferred Stock outstanding on such date, (v) the product of the liquidation preference of the Series E Preferred Stock and the number of shares of Series E Preferred Stock outstanding on such date, (vi) the product of the liquidation preference of the Series F Preferred Stock and the number of shares of Series F Preferred Stock outstanding on such date, (vii) the product of the liquidation preference of the Series G Preferred Stock and the number of shares of Series G Preferred Stock outstanding on such date, and (viii) the product of the liquidation preference of the Series H Preferred Stock and the number of shares of Series H Preferred Stock outstanding on such date.

(b) After the distribution described in subsection (a) above has been paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed, among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock).

(c) For purposes of this Section 2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which the stockholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation or (ii) a sale of voting control or sale of all or substantially all of the assets of the Corporation shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and Common Stock to receive at the closing cash, securities or other property as specified in Sections 2(a) and 2(b) above.

(d) Any securities to be delivered to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and Common Stock pursuant to Section 2(c) above shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability:

(A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid and asked prices over the thirty (30) day period ending three (3) days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the then outstanding shares of Preferred Stock.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in clauses (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, as applicable, on an as converted basis.

3. Conversion. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right To Convert. Subject to subsection (d), (e) and (f), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series A Conversion Price (the “Series A Conversion Price”) shall be the Original Series A Issue Price, subject to adjustment as set forth in subsections (d), (e) and (f). Subject to subsections (d), (e) and (f), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Series B Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series B Conversion Price (the “Series B Conversion Price”) shall be the Original Series B Issue Price, subject to adjustment as set forth in subsections (d), (e) and (f). Subject to subsections (d), (e) and (f), each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the Series C

Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series C Conversion Price (the “Series C Conversion Price”) shall be the Original Series C Issue Price, subject to adjustment as set forth in subsections (d), (e) and (f). Subject to subsections (d), (e) and (f), each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D Issue Price by the Series D Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series D Conversion Price (the “Series D Conversion Price”) shall be the Original Series D Issue Price, subject to adjustment as set forth in subsections (d), (e) and (f). Subject to subsections (d), (e) and (f), each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E Issue Price by the Series E Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series E Conversion Price (the “Series E Conversion Price”) shall be the Original Series E Issue Price, subject to adjustment as set forth in subsections (d), (e) and (f). Subject to subsections (d), (e) and (f), each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series F Issue Price by the Series F Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series F Conversion Price (the “Series F Conversion Price”) shall be the Original Series F Issue Price, subject to adjustment as set forth in subsections (d), (e) and (f). Subject to subsections (d), (e), (f) and (g), each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series G Issue Price by the Series G Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series G Conversion Price (the “Series G Conversion Price”) shall be the Original Series G Issue Price, subject to adjustment as set forth in subsections (d), (e), (f) and (g). Subject to subsections (d), (e) and(f), each share of Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series H Issue Price by the Series H Conversion Price in effect at the time that the certificate is surrendered for conversion. The initial Series H Conversion Price (the “Series H Conversion Price”) shall be the Original Series H Issue Price, subject to adjustment as set forth in subsections (d), (e) and (f).

(b) Automatic Conversion.

(i) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D

Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price, respectively, then in effect (collectively the “Conversion Prices”) upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under such Act or to an employee benefit plan of the Corporation, at a public offering price (before underwriters’ discounts and expenses) of $10.00 per share (adjusted for any stock splits, stock dividends or other recapitalizations) and the aggregate proceeds to the Corporation and/or any selling stockholders (before deduction for underwriters’ discounts and expenses) of which exceed $15,000,000.

(ii) Upon the date specified by vote or written consent of the holders of more than fifty percent (50%) of the then outstanding shares of any series of the Preferred Stock, each share of the respective series of Preferred Stock shall automatically convert into shares of Common Stock at the applicable Conversion Prices.

(iii) Upon the conversion of at least one-half (1/2) of the then outstanding shares of any series of Preferred Stock, each share of the respective series of Preferred Stock shall automatically convert into shares of Common Stock at the applicable Conversion Prices.

(c) Mechanics of Conversion.

(i) Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Adjustments to Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price.

(i) Special Definitions. For purposes of this Section 3(d) and (g), the following definitions apply:

(A) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

(B) “Original Issue Date” shall mean the date on which a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as applicable, was first issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the applicable Original Issue Date, other than shares of Common Stock issued or issuable:

(1) Upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock;

(2) To employees, directors, consultants or advisors under stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by the Board of Directors or an authorized committee thereof; provided, however, that this Section 3(d)(i)(D)(2) shall only apply to 11,564,982 shares (as adjusted for any stock dividends, combinations or splits and net of any repurchases of shares or cancellations or expirations of options) issued (or deemed to be issued) to such employees, directors, consultants or advisors;

(3) As a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock;

(4) For which adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price is made pursuant to Section 3(e) and (g);

(5) As Shares of Series G Preferred Stock, and as shares of Common Stock upon conversion thereof; or

(6) Which are approved by the Board of Directors or an authorized committee thereof and more than fifty percent (50%) of the outstanding shares of each series of Preferred Stock whose applicable Original Issue Price exceeds the price at which the Additional Shares of Common Stock are issued.

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding (other than as provided in Section 3(g)), no adjustment in the Conversion Price for any series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect on the date of, and immediately prior to, such issue.

(iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible

Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustments in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the S Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock);

(C) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1) In the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(2) In the case of Options for Convertible Securities only the Additional Shares of Common Stock, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation (determined pursuant to Section 3(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) No readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price on the original adjustment date, or (b) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(E) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

(F) If any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor,

the adjustment previously made in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the applicable Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)) without consideration or for a consideration per share less than the Conversion Price with respect to any series of Preferred Stock in effect on the date of and immediately prior to such issue, then the Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated as if all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. Notwithstanding anything to the contrary contained herein, any adjustment to the Conversion Prices of any series of Preferred Stock provided for in this Article IV, Section C.3(d)(iv) that would have occurred as a result of the issuance of shares of Series H Preferred Stock at any time before the effective date of this Amended and Restated Certificate of Incorporation shall be deemed to have occurred and shall be effective as of the date of each such issuance of Series H Preferred Stock; as a result of such prior issuances of Series H Preferred Stock, as of the effective date of this Amended and Restated Certificate of Incorporation, the adjusted Series F Conversion Price is $9.59 and the adjusted Series G Conversion Price is $8.52 (each as adjusted for any stock dividends, combinations or splits with respect to such shares).

(v) Determination of Consideration. For purposes of this Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) Insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(2) Insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3) In the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

(1) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(2) The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the applicable Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common

Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3(e) above or a merger or other reorganization referred to in Section 2(c) above), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock immediately before that change.

(g) Adjustment of the Series G Conversion Price in Connection With a Triggering Event. If a Triggering Event (as hereinafter defined) occurs, the Series G Conversion Price shall be adjusted to equal the Series G Conversion Price immediately prior to the Triggering Event multiplied by 0.878 and carried out fourteen decimal places. A Triggering Event means the earliest to occur of any of the following:

(i) the date immediately prior to, but subject to the consummation of the Corporation’s issuance and sale of shares of its equity securities pursuant to an effective registration statement under the Securities Act, unless prior to such date the Corporation shall have consummated a Qualified Financing (as defined below) in which the holders of Series G Preferred Stock shall have been offered the opportunity to invest pursuant to a Preferred Offer (as defined below), and such holders shall have declined such Preferred Offer in whole or in part;

(ii) the date immediately prior to, but subject to the consummation of (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which the stockholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation or (ii) a sale of voting control or sale of all or substantially all of the assets of the Corporation, unless prior to such date the Corporation shall have consummated a Qualified Financing in which the holders of Series G Preferred Stock shall have been offered the opportunity to invest pursuant to a Preferred Offer, and such holders shall have declined such Preferred Offer in whole or in part;

(iii) the date immediately prior to, but subject to the completion of the liquidation, dissolution or winding up of the Corporation, unless prior to such date the Corporation shall have consummated a Qualified Financing in which the holders of Series G Preferred Stock shall have been offered the opportunity to invest pursuant to a Preferred Offer, and such holders shall have declined such Preferred Offer in whole or in part;

(iv) the date immediately prior to, but subject to the occurrence of any dividend paid or declared and set apart on shares of Common Stock or Preferred Stock, on an as-converted basis, unless prior to such date the Corporation shall have consummated a Qualified Financing in which the holders of Series G Preferred Stock shall have been offered the opportunity to invest pursuant to a Preferred Offer, and such holders shall have declined such Preferred Offer in whole or in part;

(v) the date on which the holders of Series G Preferred Stock purchase equity securities of the Corporation for an aggregate purchase price of at least $3,000,000 pursuant to a financing in which: (A) the Corporation issues and sells shares of its equity securities with total proceeds to the Corporation of not less than $15,000,000 in the aggregate and whose terms are not less favorable to a new investor as compared to any investor in such financing who owns equity or convertible debt securities of the Corporation (a “Qualified Financing”); and (B) the Corporation offers to the holder of Series G Preferred Stock the opportunity to purchase at least $3,000,000 of its equity securities on terms and conditions at least as favorable as the most favored terms offered to any purchaser of such securities in the Qualified Financing (the “Preferred Offer”) and such offer remains open until the later of (x) the date four (4) months following the Original Issue Date of the Series G Preferred Stock; provided such date is no later than ten (10) days prior to the consummation of a Triggering Event pursuant to one of Sections C.3(g)(i)-(iv) or (y) the consummation of a Qualified Financing; or

(vi) the date six (6) months and one day following the Original Issue Date of the Series G Preferred Stock, provided that prior to such date either (A) there has not been a Qualified Financing, or (B) there shall have been a Qualified Financing but the holders of Series G Preferred Stock shall not have been offered a Preferred Offer.

(h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock against impairment.

(i) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock.

(j) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock:

(A) At least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

(B) In the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(k) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(m) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one (1) share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(n) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,

Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4. Voting Rights.

(a) Except with respect to the election of directors as provided in Section 4(b) hereof, the holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock could be converted on the record date for the vote or written consent of stockholders. In all cases any fractional share, determined on an aggregate conversion basis, shall be rounded to the nearest whole share. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

(b) The Board of Directors shall consist of up to nine (9) members. The holders of the Series A Preferred Stock shall be entitled, as a group voting separately as a series, to elect one (1) member of the Board of Directors. The holders of the Series B Preferred Stock shall be entitled, as a group voting separately as a series, to elect two (2) members of the Board of Directors. The holders of the Series C Preferred Stock shall be entitled, as a group voting separately as a series, to elect two (2) members of the Board of Directors. In the event the Series G Conversion Price is adjusted pursuant to Section C.3(g), the holders of Series G Preferred Stock shall be entitled, as a group voting separately as a series, to elect one (1) member of the Board of Directors so long as the holders of Series G Preferred Stock hold not less than an aggregate of ten percent (10%) of the outstanding Common Stock of the Corporation (on an as converted basis). The holders of the Common Stock, voting together as a single class shall be entitled, as a group voting separately, to elect three (3) members of the Board of Directors. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series G Preferred Stock or Common Stock pursuant to this Section 3(b), (i) the remaining director or directors so elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series G Preferred Stock or Common Stock, may (by the affirmative vote of a majority of such directors), or (ii) if there are no remaining directors so elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series G Preferred Stock or Common Stock, as applicable, the holders of such Series of Stock may, elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series G Preferred Stock or Common Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or G Preferred Stock or Common Stock, as the case may be.

5. Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock Restrictions and Limitations.

(a) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock remain outstanding, the corporation shall not, without the vote or written consent by the holders of a two-thirds of the then outstanding shares of the Preferred Stock, voting together as a single class:

(i) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares;

(ii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to the Preferred Stock as to dividend rights or redemption rights or liquidation preferences; provided, however, in the event such securities will only be senior to certain series of Preferred Stock, the Company must obtain the consent of the holders of two-thirds of the then outstanding shares of the affected Preferred Stock;

(iii) Effect a “Change of Control,” which shall include the following: (A) the consummation of the acquisition of more than (50%) of the outstanding shares of the Corporation (other than pursuant to an initial public offering); (B) any merger, consolidation or other reorganization, as a result of which more than fifty percent (50%) of the outstanding shares of the Corporation is transferred to holders different from those who held the stock immediately prior to such merger or reorganization; or (C) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation.

(b) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock remain outstanding, the corporation shall not, materially and adversely change the rights, preferences or privileges of such series of Preferred Stock without the vote or written consent by the holders of a majority of the then outstanding shares of such series of Preferred Stock, voting together as a single class.

6. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred

Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

ARTICLE V

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages of breach of fiduciary duty as director.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

(b) Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

(c) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article shall be contract rights. If a claim under paragraph (a) or (b) of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(f) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g) Amendment. Neither any amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this

Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VI

Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to adopt, alter, rescind or amend in any respect any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VII

The Board of Directors may from time to time adopt, alter, repeal, rescind or amend any or all of the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the stockholders may alter, repeal, rescind or amend any Bylaws adopted by the Board of Directors, and no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

FIFTH: The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

SIXTH: The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware

SEVENTH: That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Amended and Restated Certificate in San Jose, California this 21st day of July, 2003.

/s/ Moiz M. Beguwala
Moiz M. Beguwala
President

/s/ Kanwar Chadha
Kanwar Chadha
Secretary

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

SiRF TECHNOLOGY HOLDINGS, INC.

SiRF Technology Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the corporation is SiRF Technology Holdings, Inc.

SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on June 13, 2001 under the original name of the Corporation, “SiRF Holdings, Inc.” The Certificate of Incorporation was amended and restated on August 15, 2001, on September 21, 2001 and on November 20, 2001. A Certificate of Amendment was filed on July 23, 2002. The Certificate of Incorporation was amended and restated on March 25, 2003 and on July 22, 2003.

THIRD: This Amendment to the Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: Section C.3(d)(i)(D)(2) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

(2) To employees, directors, consultants or advisors under stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by the Board of Directors or an authorized committee thereof; provided, however, that this Section 3(d)(i)(D)(2) shall only apply to thirteen million sixty-four thousand nine hundred eighty-two (13,064,982) shares (as adjusted for any stock dividends, combinations or splits and net of any repurchases of shares or cancellations or expirations of options) issued (or deemed to be issued) to such employees, directors, consultants or advisors;

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Amendment in San Jose, California this 7th day of August, 2003.

/s/ Michael Canning
Michael Canning
President

/s/ Kanwar Chadha
Kanwar Chadha
Secretary